UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.

Item 7.01. Regulation FD Disclosure

Part I. Disclosure of Financial Estimates

Hastings Entertainment, Inc. previously announced financial guidance for the full fiscal year 2005 in a press release dated March 31, 2005. In conjunction with presentations to certain broker/dealers, Hastings Entertainment, Inc. furnishes the following additional projected information for fiscal 2005:

•	Fiscal year 2005 estimated total cash from operations will range from $68.6 to $69.2 million.

•	Fiscal year 2005 estimated capital expenditures for purchases of rental video will range from $34.1 to $34.7 million.

•	Fiscal year 2005 estimated capital expenditures for other property, equipment and improvements will range from $17.6 to $18.2 million.

Part II. Website Access and Safe Harbor Statement

The complete presentation, in Microsoft PowerPoint format, referred to above can be accessed via the Internet at www.gohastings.com in the Investor Relations section under the heading “Electronic Literature”.

Safe Harbor Statement

Certain statements set forth above or made by Hastings or with the approval of an authorized executive officer of the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “plan,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future, particularly with respect to items contained in our guidance for fiscal year 2005 and other statements expressing general optimism about future operating results are forward-looking statements. Such statements are based upon management’s current estimates, assumptions and expectations, which if incorrect could cause actual results to differ materially from those described herein. We undertake no obligation to affirm, publicly update or revise any forward-looking statements.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2005	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow

Dan Crow Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)